UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, Peter Feld resigned, effective immediately, from the Board of Directors of Unwired Planet, Inc. (the “Company”) and as a member of the Nominating and Corporate Governance Committee and the Audit Committee of the Board of Directors of the Company. Mr. Feld’s resignation was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. On March 26, 2014, Michael Mulica resigned, effective immediately, from the Board of Directors of the Company. Mr. Mulica’s resignation was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Feld’s and Mr. Mulica’s resignations and consistent with a policy previously approved by the Compensation Committee of the Board of Directors of the Company:

•	all unvested stock options and restricted stock units of the Company held by Mr. Feld and Mr. Mulica as of the resignation date were accelerated and became fully vested and exercisable on the resignation date; and

•	the post-termination exercise periods for all stock options of the Company held by Mr. Feld and Mr. Mulica as of the resignation date were extended for an additional fifteen (15) months beyond the resignation date (but in no event beyond the expiration date of the stock option).

Effective as of March 26, 2014, Richard Chernicoff was appointed to the Board of Directors of the Company to serve as a Class I director, which class of directors shall serve until the 2014 annual meeting of stockholders. Mr. Chernicoff was also appointed as a member of the Audit Committee.

As a newly appointed non-employee director, Mr. Chernicoff will be entitled to receive equity compensation for his services on the Board of Directors of the Company, as described under the caption “Director Compensation” in the proxy statement relating to the Company’s 2013 Annual Meeting of stockholders, filed with the Securities and Exchange Commission on October 1, 2013. Pursuant to the Company’s Second Amended and Restated 1999 Directors’ Equity Compensation Plan, the Company will grant Mr. Chernicoff non-qualified stock options to purchase 24,000 shares of the Company’s common stock and 18,000 restricted stock units. The options and restricted stock units vest over a three-year period beginning on the grant date in equal annual installments, contingent upon continued service on the Board of Directors of the Company, and the stock options will have an exercise price per share equal to the closing price of the common stock of the Company on the Nasdaq Global Market of The Nasdaq Stock Market on the grant date.

A copy of the press release discussing the matters set forth above is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Unwired Planet, Inc. on March 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Eric Vetter
Dated: March 28, 2014	Name:	Eric Vetter

	Title:	President and Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Unwired Planet, Inc. on March 27, 2014.